Contact:
BSQUARE Corporation
Scott Mahan, CFO
(425) 519-5900
investorrelations@bsquare.com

BSQUARE to Restate Certain Prior Period Financial Statements;
Reports Preliminary Results for the Fourth Quarter of 2008

BELLEVUE, WA – February 11, 2009 – On February 10, 2009, the Board of Directors of BSQUARE Corporation (NASDAQ: BSQR) (the “Company”), on the recommendation of the Audit Committee, determined that the Company should restate its financial statements for fiscal year 2007, and for the first and second quarters of fiscal year 2008. Accordingly, the Company’s previously released financial statements for these periods, and all related earnings press releases and communications relating to these periods, should not be relied upon. The Company has discussed this conclusion with its independent registered public accounting firm.

Management recently identified clerical errors in the Company’s calculation of certain vendor volume discounts affecting third-party software cost of sales. This error impacted the fourth quarter of 2006, the 2007 fiscal year, and the first two quarters of 2008. The errors did not continue after June 30, 2008 and, in September 2008, the vendor changed its pricing structure, which eliminated the possibility for this type of error. The effect on the fourth quarter of 2006 was deemed to be immaterial and will be reflected in the restated 2007 financial statements.

The Company estimates that the error will increase software cost of sales for fiscal 2007 by approximately $440,000, and will increase software cost of sales for the six months ended June 30, 2008 by approximately $160,000. The error represented 1% of related software cost of sales for these periods. These estimates are preliminary and are subject to further review by management and audit by the Company’s independent registered public accounting firm. The error had no effect on the amount of royalties paid or owed to this vendor and, therefore, will have no impact on the Company’s cash or investments.

The Company is working diligently to prepare and file its restated financial statements as soon as practicable. The Company will not report its financial results for fiscal year 2008 until it has filed its restated financial statements.

Significant Proprietary Software Investments Highlight Quarter

The Company also announced preliminary results for the quarter ended December 31, 2008. Estimated total revenue for the quarter is $17.1 million, up 10% from $15.6 million in the prior year. Total revenue for the year is estimated to be $65.8 million, up 11% from $59.4 million in 2007. Growth in service revenue drove both the quarterly and full-year increases. The Company expects to report a net loss for the quarter of approximately ($370,000), or roughly ($0.04) per share.

Significant items affecting the quarter included:

•	The Company made a substantial investment in the fourth quarter in a project with a major silicon vendor (SV) to develop device software on the SV’s platform. Although the new project agreement has not been signed yet, this project is expected to be structured such that the software would be provided to OEMs and others world-wide, and the Company would receive per unit fees for each device that is sold that contains the software. The parties originally began the project in the third quarter under a services agreement and during the fourth quarter conducted discussions about restructuring the arrangement. As a result of the discussions, the Company did not record service revenue of $670,000 in the fourth quarter and treated costs associated with the project as research and development expense. If the new project agreement is not signed, the Company will receive the time and materials amount incurred in the fourth quarter under the existing services agreement, and will also receive additional amounts for subsequent work performed. The Company believes that the revenue from the contemplated new project agreement could be significant over the longer term;

•	The Company acquired certain assets of TestQuest, Inc. in November, 2008. This acquisition represents a significant opportunity for the Company to increase its proprietary software revenue and expand its market opportunity for all of its offerings. The acquisition contributed $233,000 in revenue and approximately $250,000 to the net loss in the fourth quarter including purchase price amortization; and

•	The Company concluded that the impairment, represented by the difference between cost and fair value, of one its auction rate securities was other-than-temporary and recorded a loss of $377,000. The Company has not suffered any actual losses on this security.

Brian Crowley, chief executive of BSQUARE, commented on the quarterly results, “While I am disappointed that we ended our string of profitable quarters, I am quite excited about the product investments we made in Q4. I believe that we are making prudent investments that could provide meaningful returns for BSQUARE in the future. Our TestQuest acquisition has gone well and integration of TestQuest personnel into BSQUARE is complete. While we only had one month of selling TestQuest products during the quarter, I am excited about the quality of the prospects in our pipeline. One of our goals is to use the TestQuest products to expand our sales reach into new operating systems and to engage with wireless and enterprise customers, and we are pleased with our progress so far.”

Commenting on the Silicon Vendor (SV) project, Crowley continued, “The potential co-investment with our SV partner represents a new business model for us as we move from a straight services model to a co-investment model where BSQUARE will have ongoing rights to the resulting technology and will be much more involved in SV sales engagements. While this business model differs from our traditional approach, we believe that the rewards, including the per-unit fees and the pull through of other products and services, could be substantial.”

Finally commenting on overall business trends, Crowley said, “In December, we saw almost two million dollars of potential revenue push out in the space of three weeks as customers delayed, or canceled their purchase decisions. We expect that some weakness in demand will continue and, therefore, we took steps in January to reduce our operating expense run-rates through headcount reductions, salary freezes and reductions in our travel and other expenses. We will continue to watch business levels and adjust expense levels to match.”

The Company’s cash, cash equivalents and investments decreased to $13.3 million, at December 31, 2008, as compared to $16.1 million at September 30, 2008 ($900,000 of the December 31 balance is restricted). The decline is primarily due to the $2.1 million that was paid to purchase the TestQuest assets and certain impairment reserves taken against the Company’s auction rate securities. As of December 31, 2008, the Company holds $5.6 million of auction rate securities at par value, down from $6.5 million at September 30, 2008 due to issuer redemptions. The valuation reserve against these securities was $945,000 as of December 31, 2008.

These results are preliminary and subject to change as we conclude our restatement and audit of fiscal year 2008. Historically, the Company has filed its Form 10-K shortly after announcing its earnings. Because the Company will be delayed in its Form 10-K filing, the likelihood of an event occurring between the date of this press release and the filing of the Form 10-K increases, which could affect the amounts reported above.

Conference Call
Management has cancelled its previously scheduled conference call this Thursday, February 12, 2008. Management will reschedule the conference call as soon as possible after filing its restated financial statements.

About BSQUARE
BSQUARE is an industry leader with a proven track record in providing engineering services and production-ready software products to the smart device market. Since 1994, BSQUARE has provided device manufacturers with software solutions for personal navigation devices, point-of-sale terminals, handheld data terminals, smart phones and many other device categories allowing them to get to market more quickly and cost effectively.

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BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding an arrangement with a major silicon vendor, the expected impact of the TestQuest acquisition, the qualitative and quantitative effects of errors identified in certain of the Company’s previously issued financial statements, the Company’s intent to restate such financial statements, the estimated amounts to be restated, and the ongoing review of such financial statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurances that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: the audit and review by the Company’s independent registered public accounting firm of the results and findings of the Company, including the audit and review of the Company’s estimates of amounts to be restated; the impact, if any, of such results or findings on the financial statements of the Company; the Company’s inability to timely file reports with the Securities and Exchange Commission; risks of litigation and governmental or other regulatory inquiries or proceedings arising out of or related to any of the matters described in this press release; and risks, uncertainties and changes in financial conditions. Therefore, all forward-looking statements should be considered in light of various important factors, including but not limited to the risks and uncertainties listed above. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the Company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.